Exhibit 99.1
Alphabet Announces Third Quarter 2023 Results
MOUNTAIN VIEW, Calif. – October 24, 2023 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended September 30, 2023.
Sundar Pichai, CEO, said: “I’m pleased with our financial results and our product momentum this quarter, with AI-driven innovations across Search, YouTube, Cloud, our Pixel devices and more. We’re continuing to focus on making AI more helpful for everyone; there’s exciting progress and lots more to come.”
Ruth Porat, President and Chief Investment Officer; CFO said: “The fundamental strength of our business was apparent again in Q3, with $77 billion in revenue, up 11% year over year, driven by meaningful growth in Search and YouTube, and momentum in Cloud. We continue to focus on judicious capital allocation to deliver sustainable financial value.”
Q3 2023 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended September 30, 2022 and 2023 (in millions, except for per share information and percentages).

	Quarter Ended September 30,
	2022	2023
Revenues	$69,092	$76,693
Change in revenues year over year	6%	11%
Change in constant currency revenues year over year(1)	11%	11%

Operating income	$17,135	$21,343
Operating margin	25%	28%

Other income (expense), net	$(902)	$(146)

Net income	$13,910	$19,689
Diluted EPS	$1.06	$1.55
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” for more details.

Q3 2023 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended September 30,
	2022	2023
Google Search & other	$39,539	$44,026
YouTube ads	7,071	7,952
Google Network	7,872	7,669
Google advertising	54,482	59,647
Google other	6,895	8,339
Google Services total	61,377	67,986
Google Cloud	6,868	8,411
Other Bets	209	297
Hedging gains (losses)	638	(1)
Total revenues	$69,092	$76,693

Total TAC	$11,826	$12,642

Number of employees(1)	186,779	182,381
(1)    Substantially all of the employees affected by the reduction of our workforce were no longer included in our headcount as of September 30, 2023.
Segment Operating Results
As announced on April 20, 2023, we brought together part of Google Research (the Brain team) and DeepMind to significantly accelerate our progress in artificial intelligence (AI). The group, called Google DeepMind, is reported within Alphabet's unallocated corporate costs prospectively beginning in the second quarter of 2023. Previously, the Brain team was included within Google Services.

	Quarter Ended September 30,
	2022	2023
	(recast)
Operating income (loss):
Google Services	$18,883	$23,937
Google Cloud	(440)	266
Other Bets	(1,225)	(1,194)
Corporate costs, unallocated(1)	(83)	(1,666)
Total income from operations	$17,135	$21,343
(1)In addition to the Alphabet-level costs included in unallocated corporate costs, hedging gains (losses) related to revenue were $638 million and $(1) million for the three months ended September 30, 2022 and 2023, respectively.

Additional Information Relating to the Quarter Ended September 30, 2023 (unaudited)
Reductions in Our Workforce and Office Space
In January 2023, we announced a reduction of our workforce, and as a result we recorded employee severance and related charges of $86 million and $2.1 billion for the three and nine months ended September 30, 2023, respectively. In addition, we are taking actions to optimize our global office space. As a result, exit charges recorded during the three and nine months ended September 30, 2023 were $16 million and $649 million, respectively. In addition to these exit charges, for the three and nine months ended September 30, 2023, we incurred $207 million in accelerated rent and accelerated depreciation. We may incur additional charges in the future as we further evaluate our real estate needs.
For segment reporting, the substantial majority of these charges are included within unallocated corporate costs in our segment results.
Change in Useful Lives of Our Server and Network Equipment
In January 2023, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from four years to six years and the estimated useful life of certain network equipment from five years to six years. This change in accounting estimate was effective beginning in fiscal year 2023, and the effect was a reduction in depreciation expense of $977 million and $2.9 billion and an increase in net income of $761 million and $2.3 billion, or $0.06 and $0.18 per basic and $0.06 and $0.18 per diluted share for the three and nine months ended September 30, 2023, respectively.
Webcast and Conference Call Information
A live audio webcast of our third quarter 2023 earnings release call will be available on YouTube at https://www.youtube.com/watch?v=oXQInS9SV2Q. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of October 24, 2023. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues and GAAP percentage change in revenues to non-GAAP percentage change in constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31,	As of September 30,
	2022	2023
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,879	$30,702
Marketable securities	91,883	89,233
Total cash, cash equivalents, and marketable securities	113,762	119,935
Accounts receivable, net	40,258	41,020
Inventory	2,670	2,957
Other current assets	8,105	12,398
Total current assets	164,795	176,310
Non-marketable securities	30,492	30,907
Deferred income taxes	5,261	10,983
Property and equipment, net	112,668	125,705
Operating lease assets	14,381	14,199
Intangible assets, net	2,084	1,833
Goodwill	28,960	29,146
Other non-current assets	6,623	7,628
Total assets	$365,264	$396,711
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,128	$5,803
Accrued compensation and benefits	14,028	12,562
Accrued expenses and other current liabilities	37,866	55,602
Accrued revenue share	8,370	8,025
Deferred revenue	3,908	4,303
Total current liabilities	69,300	86,295
Long-term debt	14,701	13,781
Deferred revenue, non-current	599	884
Income taxes payable, non-current	9,258	8,038
Deferred income taxes	514	528
Operating lease liabilities	12,501	12,550
Other long-term liabilities	2,247	1,433
Total liabilities	109,120	123,509
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,849 (Class A 5,964, Class B 883, Class C 6,002) and 12,541 (Class A 5,922, Class B 874, Class C 5,745) shares issued and outstanding	68,184	74,591
Accumulated other comprehensive income (loss)	(7,603)	(7,036)
Retained earnings	195,563	205,647
Total stockholders’ equity	256,144	273,202
Total liabilities and stockholders’ equity	$365,264	$396,711

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended September 30,		Year to Date September 30,
	2022	2023	2022	2023
Revenues	$69,092	$76,693	$206,788	$221,084
Costs and expenses:
Cost of revenues	31,158	33,229	90,861	95,757
Research and development	10,273	11,258	29,233	33,314
Sales and marketing	6,929	6,884	19,384	20,198
General and administrative	3,597	3,979	10,628	11,219
Total costs and expenses	51,957	55,350	150,106	160,488
Income from operations	17,135	21,343	56,682	60,596
Other income (expense), net	(902)	(146)	(2,501)	709
Income before income taxes	16,233	21,197	54,181	61,305
Provision for income taxes	2,323	1,508	7,833	8,197
Net income	$13,910	$19,689	$46,348	$53,108

Basic earnings per share of Class A, Class B, and Class C stock	$1.07	$1.56	$3.53	$4.19
Diluted earnings per share of Class A, Class B, and Class C stock	$1.06	$1.55	$3.50	$4.16
Number of shares used in basic earnings per share calculation	13,018	12,581	13,118	12,677
Number of shares used in diluted earnings per share calculation	13,097	12,696	13,229	12,761

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended September 30,		Year to Date September 30,
	2022	2023	2022	2023
Operating activities
Net income	$13,910	$19,689	$46,348	$53,108
Adjustments:
Depreciation and impairment of property and equipment	3,933	3,671	11,222	10,010
Amortization and impairment of intangible assets	113	129	505	373
Stock-based compensation expense	4,976	5,743	14,262	16,801
Deferred income taxes	(1,920)	(1,824)	(6,157)	(6,093)
Loss on debt and equity securities, net	1,378	869	3,856	1,294
Other	167	262	369	912
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(97)	(2,821)	2,298	(1,315)
Income taxes, net(1)	(609)	1,872	(862)	10,392
Other assets	(2,647)	(1,624)	(4,268)	(2,883)
Accounts payable	1,907	223	735	237
Accrued expenses and other liabilities	2,210	3,657	491	(380)
Accrued revenue share	(80)	103	(1,022)	(315)
Deferred revenue	112	707	104	690
Net cash provided by operating activities	23,353	30,656	67,881	82,831
Investing activities
Purchases of property and equipment	(7,276)	(8,055)	(23,890)	(21,232)
Purchases of marketable securities	(17,054)	(13,833)	(67,253)	(49,422)
Maturities and sales of marketable securities	28,713	15,593	84,087	52,642
Purchases of non-marketable securities	(364)	(663)	(1,628)	(2,176)
Maturities and sales of non-marketable securities	6	562	131	743
Acquisitions, net of cash acquired, and purchases of intangible assets	(5,649)	(126)	(6,885)	(466)
Other investing activities	791	(628)	1,367	(985)
Net cash used in investing activities	(833)	(7,150)	(14,071)	(20,896)
Financing activities
Net payments related to stock-based award activities	(2,041)	(2,432)	(7,221)	(7,157)
Repurchases of stock	(15,392)	(15,787)	(43,889)	(45,313)
Proceeds from issuance of debt, net of costs	15,094	1,248	44,322	9,298
Repayments of debt	(15,768)	(1,414)	(45,350)	(9,621)
Proceeds from sale of interest in consolidated entities, net	10	3	10	8
Net cash used in financing activities	(18,097)	(18,382)	(52,128)	(52,785)
Effect of exchange rate changes on cash and cash equivalents	(375)	(351)	(643)	(327)
Net increase in cash and cash equivalents	4,048	4,773	1,039	8,823
Cash and cash equivalents at beginning of period	17,936	25,929	20,945	21,879
Cash and cash equivalents at end of period	$21,984	$30,702	$21,984	$30,702
(1)     The three and nine month period ended September 30, 2023 include the effect of the IRS payment deferral relief made available to taxpayers headquartered in designated counties in California. On October 16, 2023, we made an estimated tax payment to the IRS of $10.5 billion that will be reflected in our fourth quarter operating cash flow.

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended September 30,
	2022	2023
	(recast)
Revenues:
Google Services	$61,377	$67,986
Google Cloud	6,868	8,411
Other Bets	209	297
Hedging gains (losses)	638	(1)
Total revenues	$69,092	$76,693
Operating income (loss):
Google Services	$18,883	$23,937
Google Cloud	(440)	266
Other Bets	(1,225)	(1,194)
Corporate costs, unallocated	(83)	(1,666)
Total income from operations	$17,135	$21,343
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps and in-app purchases, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues from fees received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of health technology and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include AI-focused shared R&D activities; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with reductions in our workforce and office space announced in January 2023 are not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended September 30,
	2022	2023
Interest income	$615	$1,066
Interest expense	(101)	(116)
Foreign currency exchange gain (loss), net	(136)	(311)
Gain (loss) on debt securities, net	(731)	(503)
Gain (loss) on equity securities, net(1)	(647)	(366)
Performance fees	54	179
Income (loss) and impairment from equity method investments, net	(99)	(215)
Other	143	120
Other income (expense), net	$(902)	$(146)
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q3 2023, the net effect of the loss on equity securities of $366 million and the $179 million of performance fees related to certain investments decreased the provision for income tax, net income, and diluted EPS by $39 million, $148 million, and $0.01, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended September 30, 2023
Net cash provided by operating activities	$30,656
Less: purchases of property and equipment	(8,055)
Free cash flow	$22,601
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended September 30, 2022 to the Quarter Ended September 30, 2023

			Quarter Ended September 30, 2023
					% Change from Prior Period
	Quarter Ended September 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
United States	$33,372	$36,354	$0	$36,354	9%		0%	9%
EMEA	19,450	22,661	803	21,858	17%		5%	12%
APAC	11,494	13,126	(270)	13,396	14%		(3)%	17%
Other Americas	4,138	4,553	(106)	4,659	10%		(3)%	13%
Revenues, excluding hedging effect	68,454	76,694	427	76,267	12%		1%	11%
Hedging gains (losses)	638	(1)
Total revenues(1)	$69,092	$76,693		$76,267	11%	(1)%	1%	11%
(1)Total constant currency revenues of $76.3 billion for the quarter ended September 30, 2023 increased $7.8 billion compared to $68.5 billion in revenues, excluding hedging effect for the quarter ended September 30, 2022.
Comparison from the Quarter Ended June 30, 2023 to the Quarter Ended September 30, 2023

			Quarter Ended September 30, 2023
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	June 30, 2023	September 30, 2023
United States	$35,073	$36,354	$0	$36,354	4%		0%	4%
EMEA	22,289	22,661	46	22,615	2%		1%	1%
APAC	12,728	13,126	(219)	13,345	3%		(2)%	5%
Other Americas	4,511	4,553	59	4,494	1%		1%	0%
Revenues, excluding hedging effect	74,601	76,694	(114)	76,808	3%		0%	3%
Hedging gains (losses)	3	(1)
Total revenues(1)	$74,604	$76,693		$76,808	3%	0%	0%	3%
(1)Total constant currency revenues of $76.8 billion for the quarter ended September 30, 2023 increased $2.2 billion compared to $74.6 billion in revenues, excluding hedging effect for the quarter ended June 30, 2023.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended September 30, 2021 to the Quarter Ended September 30, 2022

			Quarter Ended September 30, 2022
	Quarter Ended September 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2021	2022
Revenues excluding hedging effect	$65,056	$68,454	$(3,918)	$72,372	5%		(6)%	11%
Hedging gains (losses)	62	638
Total revenues	$65,118	$69,092		$72,372	6%	1%	(6)%	11%